CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


The Board of Trustees of
Constellation Funds:

We consent to the use of our report dated November 29, 2005, with respect to the financial statements of the Constellation Clover Core Value Fund, Constellation Clover Small Cap Value Fund, Constellation Clover Core Fixed Income Fund, Constellation Chartwell Ultra Short Duration Fixed Income Fund, Constellation Chartwell Short Duration Fixed Income Fund, Constellation HLAM Large Cap Quality Stock Fund, Constellation Pitcairn Diversified Value Fund, Constellation Pitcairn Select Value Fund, Constellation Pitcairn Diversified Growth Fund, Constellation Pitcairn Small Cap Fund, Constellation Pitcairn Family Heritage Fund, Constellation Pitcairn Taxable Bond Fund, Constellation Pitcairn Tax-Exempt Bond Fund, Constellation Sands Capital Select Growth Fund, Constellation TIP Mid Cap Fund, Constellation TIP Healthcare & Biotechnology Fund, Constellation International Equity Fund, Constellation Small Cap Value Opportunities Fund and Constellation Strategic Value and High Income Fund, nineteen of the funds constituting Constellation Funds as of September 30, 2005, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 20, 2006